EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Northwest Pipe Company (“Company”) on Form 10‑K for the period ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (“Report”), I, Aaron Wilkins, Senior Vice President, Chief Financial Officer, and Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ AARON WILKINS
Aaron Wilkins
Senior Vice President, Chief Financial Officer, and Corporate Secretary

March 16, 2022